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                                                                  EXHIBIT 10.6
                           AMENDMENT NUMBER ONE TO THE
                      AGREEMENT AND PLAN OF REORGANIZATION


         This Amendment Number One (this "Amendment") to the Agreement and Plan of Reorganization dated as of June 30, 1997 (the "Agreement") among Triangle Pharmaceuticals, Inc. ("Triangle"), Project Z Corporation ("Project Z") and Avid Corporation ("Avid"), is made as of this 28th day of February, 1999, by and among Triangle, Avid and Forrest H. Anthony, Alan G. Walton and Marcia T. Bates (the "Securityholder Agent"), on behalf of and as attorney-in-fact for all of the stockholders, optionholders and warrantholders of Avid immediately prior to the merger of Project Z with and into Avid (the "Former Avid Stockholders"). Capitalized terms used herein which are not defined herein shall have the definitions ascribed to them in the Agreement.

                                    RECITALS

         A. Triangle, Project Z and Avid entered into the Agreement, pursuant to which Project Z merged with and into Avid on August 28, 1997, and Avid became a wholly-owned subsidiary of Triangle.

         B. Triangle, Avid and the Securityholder Agent, on behalf of and as attorney-in-fact for the Former Avid Stockholders, desire to extend the eighteen (18) month period set forth in Section 1.6(b)(ii)(B) of the Agreement after which, if Triangle has not Initiated a Definitive Clinical Trial with the Lead Compound or elected in writing to continue the development of the Lead Compound, the Securityholder Agent will have the option to either exercise the Lead Compound Option and to amend certain other provisions of the Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1.       AMENDMENTS TO AGREEMENT.

                  1.1 SECTION 1.6(B). The first paragraph of Section 1.6(b) is hereby amended and restated in its entirety as follows:

                           "(b) STOCK CONSIDERATION. The "Stock Consideration" shall be the number of shares of Parent Common Stock equal to the sum of (x) the First Payment (as defined in Section 1.6(b)(i) below) plus
         (y) the Second Payment (as defined in Amendment Number One to this Agreement) plus (z) the Milestone Payments (as defined in Section 1.6(b)(ii) below)."

                  1.2 SECTION 1.6(B)(II)(A). Section 1.6(b)(ii)(A) of the Agreement is hereby amended and restated in its entirety as follows:

                           "(A) In the event that Parent, in its sole discretion, (x) Initiates (as defined in Section 1.6(b)(iii) below) a Definitive Clinical Trial (as defined in Section 1.6(b)(iii) below) with the Lead Compound (as defined in Section 1.6(b)(iii) below), or
         (y) notifies the Securityholder Agent (as defined in Section


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         7.2(g) below) in a writing that specifically references this Section
         1.6(b)(ii)(A) of its election to continue the development of the Lead Compound even if Parent has not Initiated a Definitive Clinical Trial with the Lead Compound, Parent shall within seventy-five (75) days thereafter make available to the Exchange Agent (as defined in Section 1.10(a) below) for distribution pursuant to Section 1.10, 1,500,000 shares of Parent Common Stock."

                  1.3 SECTION 1.6(B)(II)(B). Section 1.6(b)(ii)(B) of the Agreement is hereby amended and restated in its entirety as follows:

                           "(B) If neither of the conditions described in
         Section 1.6(b)(ii)(A) above is satisfied on or prior to thirty (30) months after the Closing Date and the Securityholder Agent elects not to exercise the Lead Compound Option (as defined in Section 5.17 below) within the thirty (30) day period set forth in Section 5.17 below, Parent shall within seventy-five (75) days thereafter make available to the Exchange Agent for distribution pursuant to Section 1.10, 100,000 shares of Parent Common Stock."

                  1.4 SECTION 1.7(B)(III). Section 1.7(b)(iii) of the Agreement is hereby amended and restated in its entirety as follows:

                           "(iii) REVALUATION OF DESIGNATED ASSETS.
         Notwithstanding any prior distribution of the Designated Assets, as of the date on which all unexercised Assumed Options and Assumed Warrants expire (the "Revaluation Date"), the Designated Assets shall be redistributed among the Former Company Stockholders in accordance with
         Section 1.7(b)(ii) based on the valuation of such Designated Assets as of the Revaluation Date. Solely for purposes of the redistribution of the Designated Assets as of the Revaluation Date contemplated by this
         Section 1.7(b)(iii), the shares of Parent Common Stock included in such Designated Assets shall be valued at the average of the closing prices of Parent Common Stock on the Nasdaq National Market for the five (5) consecutive trading days ending five (5) trading days prior to the Revaluation Date. No revaluation or redistribution of any of the Designated Assets shall occur with respect to the Stock Consideration, if any, distributed by Parent after the Revaluation Date. In no event, however, shall the aggregate value of the Merger Consideration distributed to the holders of Company Preferred Stock be less than the aggregate value of the Merger Consideration distributed to the holders of the Company Common Stock and the holders of Assumed Options and Assumed Warrants."

                  1.5 SECTION 1.8(C)(I)(A). Section 1.8(c)(i)(A) of the Agreement is hereby amended and restated in its entirety as follows:

                           "(A) At the Effective Time, each Assumed Option shall be, in connection with the Merger, assumed by Parent. Each Assumed Option so assumed by Parent under this Agreement shall be amended prior to the Effective Time to provide that from and after the Effective Time such Assumed Option (1) may be exercised through a cashless exercise procedure (to the extent that the Assumed Option does not already permit the holder thereof to do so) and may be


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          exercised notwithstanding the failure of the holder thereof to enter or remain in the employ of Parent or the Company following the Merger, (2) may not be exercised at any time prior to the earlier of
          (a) thirty (30) months after the Closing Date and (b) the date, if any, of the written notice from the Securityholder Agent addressed to the last known domicile address of the holder of such Assumed Option informing such holder that one of the conditions described in Section 1.6(b)(ii)(A) above has been satisfied (the earlier of such dates being the "Option Exercise Date"), (3) may not be exercised at any time after 5:00 p.m. eastern standard time on the date that is forty-five (45) days after the Option Exercise Date, and (4) represents only the right to receive upon exercise the portion of the Merger Consideration issuable to such holder pursuant to Section 1.7 above. Except as so amended, each Assumed Option shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plan under which it was issued and/or as provided in the respective option agreements governing such Assumed Option immediately prior to the Effective Time. Parent shall reserve from the Cash Distribution the amount, if any, that the holders of the Assumed Options would have received had all of the Assumed Options and all of the Assumed Warrants been exercised in full immediately prior to the Effective Time (assuming that the exercise price was paid in cash). The portion of the Cash Distribution reserved by Parent for issuance upon exercise of the Assumed Options is referred to as the "Assumed Option Amount." "

                  1.6 SECTION 1.8(D)(I)(A). Section 1.8(d)(i)(A) of the Agreement is hereby amended and restated in its entirety as follows:

                           "(A) At the Effective Time, each Assumed Warrant shall be, in connection with the Merger, assumed by Parent. Each Assumed Warrant so assumed by Parent under this Agreement shall be amended prior to the Effective Time to provide that from and after the Effective Time such Warrant (1) may be exercised through a cashless exercise procedure (to the extent that the Assumed Warrant does not already permit the holder thereof to do so), (2) may not be exercised at any time prior to the earlier of (a) thirty (30) months after the Closing Date and (b) the date, if any, of the written notice from the Securityholder Agent addressed to the last known domicile address of the holder of such Assumed Warrant informing such holder that one of the conditions described in Section 1.6(b)(ii)(A) above has been satisfied (the earlier of such dates being the "Warrant Exercise Date"), (3) may not be exercised at any time after 5:00 p.m. eastern standard time on the date that is forty-five (45) days after the Warrant Exercise Date, and (4) represents only the right to receive upon exercise the portion of the Merger Consideration issuable to such holder pursuant to Section 1.7 above. Except as so amended (and as the warrants issued by the Company to Dominion Ventures, Inc. may be further amended as contemplated by Section 6.3(s) below prior to the Effective Time), each Assumed Warrant shall continue to have, and be subject to, the same terms and conditions as provided in the respective Assumed Warrant agreement immediately prior to the Effective Time. Parent shall reserve from the Cash Distribution the amount, if any, that the holders of the Assumed Warrants would have received had all of the Assumed Warrants and all


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         of the Assumed Options been exercised in full immediately prior to the
         Effective Time (assuming that the exercise price was paid in cash).
         The portion of the Cash Distribution reserved by Parent for issuance upon exercise of the Assumed Warrants is referred to as the "Assumed Warrant Amount." "

                  1.7 SECTION 5.17. The first paragraph of Section 5.17 of the Agreement is hereby amended and restated in its entirety as follows:

                           "5.17 OPTION TO OBTAIN RIGHTS TO LEAD COMPOUND. In the event that neither of the conditions described in Section 1.6(b)(ii)(A) is satisfied on or prior to the date that is thirty (30) months after the Closing Date, the Securityholder Agent shall have the option ("Lead Compound Option"), subject to the conditions and on the terms described below, to acquire on behalf of each holder of any Company Capital Stock outstanding immediately prior to the Effective Time and each holder of an Assumed Option or an Assumed Warrant that is timely and properly exercised after the Closing (together, the "Former Company Stockholders") pursuant to the Technology Transfer Agreement in the form attached hereto as EXHIBIT 5.17 (the "Technology Transfer Agreement"): (i) all of Parent's and the Company's rights in the Lead Compound, in all improvements solely and exclusively of, and enhancements solely and exclusively to, the Lead Compound (the "Lead Compound Improvements") and in all documents and data created solely and exclusively in connection with the development of the Lead Compound (the "Lead Compound Information") (and in both the case of Lead Compound Improvements and Lead Compound Information, not in any way related to any of the other compounds, technologies or assets of Parent or the Company), and (ii) one copy of all documents that contain any data regarding clinical trials of the Lead Compound in combination with other drugs or drug candidates, redacted to exclude therefrom any other information contained therein (together with the Lead Compound Information, the "Lead Compound Documents"). In the event the Securityholder Agent delivers written notice to Parent of his or her election to exercise the Lead Compound Option within thirty
         (30) calendar days after the date of the Parent Notice (as defined in Section 5.17(a) below), Parent shall thereafter, subject to and in compliance with good medical and clinical trial practices, promptly and permanently cease, and shall cause the Company to cease, all development and use of the Lead Compound, the Lead Compound Improvements and the Lead Compound Documents (collectively, the "Lead Compound Rights")."

                  1.8 SECTION 7.2(B)(I). Section 7.2(b)(i) of the Agreement is hereby amended and restated in its entirety as follows:

                           "(i) In the event that neither of the conditions described in Section 1.6(b)(ii)(A) is satisfied on or prior to the date that is eighteen (18) months after the Closing Date, Parent and the Securityholder Agent shall deliver written notice to the Escrow Agent certifying that neither of the conditions has been satisfied. The Escrow Agent shall within seventy-five (75) days thereafter deliver to the stockholders of the Company the portion of the Escrow Fund, if any, in excess of 200,000 shares of Parent


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         Common Stock, not including the Second Payment. Deliveries of Escrow
         Amounts to the stockholders of the Company pursuant to this Section 7.2(b)(i) shall be made in accordance with Section 1.7(b)(ii) based on their interest in such Escrow Amounts as of February 28, 1999. Parent shall reserve from such distribution the amount, if any, that the holders of the Assumed Options and the Assumed Warrants would have received had all of the Assumed Options and all of the Assumed Warrants been exercised in full on February 28, 1999. Solely for purposes of the distribution pursuant to this Section 7.2(b)(i) the shares of Parent Common Stock included in such distribution shall be valued at the average of the closing prices of Parent Common Stock on the Nasdaq National Market for the five (5) consecutive trading days ending February 28, 1999, and not at the value as of the Revaluation Date. The Escrow Agent shall not be obligated to deliver any Escrow Amounts to the stockholders of the Company pursuant to Section 7.2(b)(i) unless and until the Securityholder Agent shall have delivered an Agent Certificate to Parent and the Escrow Agent with respect to such Escrow Amounts as required by this Section 7.2(b)(i)."

                  1.9 SECTION 7.2(B)(II). Section 7.2(b)(ii) of the Agreement is hereby amended and restated in its entirety as follows:

                           "(ii) As soon as all claims specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of the Escrow Period have been resolved and after the termination of the Escrow Period, the Escrow Agent shall deliver to the stockholders of the Company the remaining portion of the Escrow Fund, not including the Second Payment, not required to satisfy such claims. Deliveries of Escrow Amounts to the stockholders of the Company pursuant to this Section 7.2(b)(ii) shall be made in accordance with Section 1.7(b)(ii) based on their interest in such Escrow Amounts as of August 31, 1999. Parent shall reserve from such distribution the amount, if any, that the holders of the Assumed Options and the Assumed Warrants would have received had all of the Assumed Options and all of the Assumed Warrants been exercised in full on August 31, 1999. Solely for purposes of the distribution pursuant to this Section 7.2(b)(ii) the shares of Parent Common Stock included in such distribution shall be valued at the average of the closing prices of Parent Common Stock on the Nasdaq National Market for the five (5) consecutive trading days ending August 31, 1999, and not at the value as of the Revaluation Date. The Escrow Agent shall not be obligated to deliver any Escrow Amounts to the stockholders of the Company pursuant to Section 7.2(b)(ii) unless and until the Securityholder Agent shall have delivered an Agent Certificate to Parent and the Escrow Agent with respect to such Escrow Amounts as required by this Section 7.2(b)(ii)."

         2.       SECOND PAYMENT.

                  Triangle shall, on or before May 14, 1999, or as soon thereafter as is reasonably practicable, deliver 100,000 shares of Triangle Common Stock (the "Second Payment") to the Escrow Agent. The certificate for the Second Payment shall be issued as of April 1, 1999, shall be deposited in the Escrow Fund and shall be held by the Escrow Agent for each of the Former Avid Stockholders in proportion to the aggregate number of shares of Parent Common Stock which such holder would otherwise be entitled to receive from the aggregate of the First


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 Payment and the Second Payment pursuant to Section 1.7 of the Agreement by virtue of such holder's ownership of outstanding shares of Company Capital Stock immediately prior to the Effective Time, and assuming for the purposes of such allocation that the holders of all Assumed Options and the holders of all Assumed Warrants were the holders of the number of shares of the Company Common Stock that would have been issued had all of the Assumed Options and all of the Assumed Warrants been exercised in full immediately prior to the Effective Time (assuming that the exercise price was paid in cash). The Second Payment shall not be subject to claims against the Escrow Fund by Triangle for Losses pursuant to Section 7.2 of the Agreement, except for Losses, if any, identified in Subsection 7.2(a)(iv) of the Agreement. Subject to the receipt of an Agent Certificate, in form acceptable to Triangle, pursuant to Section 1.7(d)(i) of the Agreement with respect to the distribution of the Second Payment, the Second Payment shall be distributed from the Escrow Account within seventy-five (75) days after the expiration of the thirty (30) month period set forth in Section 1.6(b)(ii)(B) of the Agreement. Triangle shall be entitled to rely without investigation on the accuracy of the information set forth in such Agent Certificate.

         3.       SECURITYHOLDER AGENT'S EXPENSES.

                  Triangle shall pay the reasonable fees and expenses of legal counsel to the Securityholder Agent incurred in connection with the drafting and review of this Amendment and the transactions contemplated hereby, subject to verification of fees by Triangle.

         4.       EFFECT OF AMENDMENT.

                  Except as amended and set forth above, the Agreement shall continue in full force and effect. In the event of any conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall govern and control.

         5.       FURTHER ASSURANCES.

                  The parties agree to execute such further instruments, agreement and documents and to take such further action as may reasonably be necessary to carry out the intent of this Amendment.

         6.       COUNTERPARTS.

                  This Amendment may be executed in any number of counterparts, each which will be deemed an original, and all of which together shall constitute one instrument.

         7.       SEVERABILITY.

                  If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment and the balance of the Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.


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         8.       GOVERNING LAW.

                  This Amendment shall be governed by and construed under the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


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         This Amendment is hereby executed as of the date first above written.

TRIANGLE:                                 TRIANGLE PHARMACEUTICALS, INC., a
                                          Delaware corporation


                                          By:
                                             ---------------------------------
                                             M. Nixon Ellis, President and
                                             Chief Operating Officer

AVID:                                     AVID CORPORATION, a Pennsylvania
                                          corporation


                                          By:
                                             ---------------------------------
                                              M. Nixon Ellis, President

SECURITYHOLDER AGENT:

                                          ------------------------------------
                                              Forrest H. Anthony


                                          ------------------------------------
                                              Alan G. Walton


                                          ------------------------------------
                                              Marcia T. Bates






                   [SIGNATURE PAGE TO AMENDMENT NUMBER ONE TO
                    THE AGREEMENT AND PLAN OF REORGANIZATION]